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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.               )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
TROY GROUP, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TROY Group, Inc.
2331 South Pullman Street
Santa Ana, California 92705
(949) 250-3280

March 4, 2004

Dear Stockholder:

        You are cordially invited to attend our 2004 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., Pacific Time, on Monday, March 29, 2004, at the Embassy Suites Hotel, 1325 E. Dyer Road, Santa Ana, California.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

        We have also enclosed a copy of our 2003 Annual Report on Form 10-K.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,

Patrick J. Dirk Chairman of the Board and Chief Executive Officer

TROY Group, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 29, 2004

To our Stockholders:

        TROY Group, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Monday, March 29, 2004, at the Embassy Suites Hotel, 1325 E. Dyer Road, Santa Ana, California.

        We are holding this meeting:

  •
  to elect five directors to serve until the 2005 Annual Meeting or until their successors are duly elected and qualified; and

  •
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        Only stockholders of record at the close of business on February 19, 2004, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 2331 South Pullman Street, Santa Ana, California.

        It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors
Patrick J. Dirk Chairman of the Board and Chief Executive Officer
Santa Ana, California March 4, 2004

i

TROY Group, Inc.

PROXY STATEMENT

Information Concerning Voting and Solicitation

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of TROY Group, Inc., a Delaware corporation, of proxies to be used at the 2004 Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 1325 E. Dyer Road, Santa Ana, California, at 10:00 a.m., Pacific Time, on Monday, March 29, 2004 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about March 4, 2004.

Appointment of Proxy Holders

        Your Board of Directors asks you to appoint Patrick J. Dirk and Brian P. Dirk as your proxy holders to vote your shares at the 2004 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

        If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on February 19, 2004, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on February 19, 2004, we had 10,642,677 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of February 19, 2004. There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

        Voting by Mail.    You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

        Voting at the Annual Meeting.    The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

        If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

  •
  by submitting another proxy of a later date that is properly executed.

Required Vote

        Directors are elected by a plurality vote, which means that the five nominees receiving the most affirmative votes will be elected.

        A quorum, which is a majority of the outstanding shares as of February 19, 2004, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

        Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

        If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

        TROY will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Information About Nominees

        Our Bylaws provide that we shall have no less than one nor more than fifteen directors, with the exact number within this range to be fixed by resolution of the Board of Directors. The number of directors is currently fixed at five. Accordingly, five directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

        Names of the Board of Directors' nominees and certain biographical information about the nominees are set forth below.

Name	Age	Business Experience and Education
Patrick J. Dirk	64	•	Chairman of the Board, Chief Executive Officer and a Director since he co-founded TROY with his wife in May 1982.
		•	President from May 1982 to August 1999.
		•	Chairman of the Board and Chief Executive Officer of TROY's subsidiaries.
		•	Father of Brian P. Dirk.
Brian P. Dirk	39	•	Vice Chairman of the Board, Corporate Secretary and Senior Vice President, Corporate Development since December 1, 2001.
		•	Vice President from May 1996 to December 1, 2001.
		•	Member of our Board of Directors from May 1996 to October 30, 1998, and elected again in July 1999.
		•	Held various management positions, including Vice President of Business Development and Vice President of International Sales, since 1989.
		•	Son of Patrick J. Dirk.
Gene A. Bier(1)	65	•	Appointed to your Board on September 30, 2003 to fill a vacancy created by the death of Mr. Norman Keider.
		•	Previously a director of TROY from July 1999 to November, 2001.
		•	President and Chief Executive Officer of XCORP Business Development, Inc., a consulting and investment company, since 1987.
Stephen G. Holmes(2)	58	•	Appointed to your Board on December 9, 2003 to fill a vacancy created by the resignation of Mr. John Zaepfel.
		•	Principal of Global Capital Markets, Inc., a boutique investment banking firm providing merger and acquisition services to middle market companies in the U.S. and Asia, since October 1995.
		•	General Partner of Arthur Andersen LLP, formerly an accounting and consulting firm, from September 1978 to January 1992.

Lambert Gerhart(3)	63	•	Appointed to your Board on December 9, 2003 to fill a vacancy created by the resignation of Dr. Harold Clark.
		•	Self-employed management consultant since February 1995.
		•	President of Dakota Bank and Trust Company, a privately held bank, from July 1984 to January 1995.

(1)
Chairman of the Compensation Committee and member of the Audit Committee.

(2)
Chairman of the Audit Committee.

(3)
Member of the Audit Committee and the Compensation Committee.

Vote Required

        The five nominees for directors receiving the highest number of affirmative votes will be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" the nominees.

        Your Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of the Company.

Other Information About Nominees

Board Meetings

        Your Board of Directors held seven meetings during the year ended November 30, 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves.

Committees of the Board of Directors

        Your Board of Directors has a Compensation Committee and an Audit Committee. Each of these committees is comprised entirely of non-employee directors. Your Board does not have a Nominating Committee because under the Nasdaq Stock Market rules a controlled company is not required to establish this committee. According to the Nasdaq Stock Market rules, we are a controlled company because the Dirk family holds more than 50% of our outstanding shares of common stock.

Compensation Committee
Number of Members:	Two
Members:	Gene A. Bier, Chairman Lambert Gerhart
Number of Meetings in 2003:	Two
Functions:	•	Review the performance and establish the compensation of our executive officers.
	•	Recommend guidelines for the review of the performance and the establishment of compensation and benefit policies for all other employees.
	•	Administer our compensation plans and programs.

Audit Committee
Number of Members:	Three
Members:	Stephen B. Holmes, Chairman and financial expert Gene A. Bier Lambert Gerhart
Number of Meetings in 2003:	Six
Functions:	•	Oversee the integrity of our financial statements and our compliance with legal and regulatory reporting requirements.
	•	Appoint a firm of certified public accountants whose duty it is to audit our financial records for the fiscal year for which it is appointed.
	•	Evaluate the qualifications and independence of the independent auditors.
	•	Oversee the performance of our independent auditors.
	•	Determine the compensation and oversee the work of the independent auditors.
	•	It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements.

Directors' Compensation

        Directors who are employees receive no separate compensation for their service as directors. Our non-employee directors receive $10,000 per year, payable in quarterly installments, for attending meetings of our Board of Directors and the committees on which they serve. Non-employee directors are also reimbursed for travel expenses for attending Board and committee meetings.

        Our 1998 Stock Incentive Plan provides for the grant of stock based awards to eligible key employees, officers and directors. On December 30, 2003, we granted Mr. Lambert Gerhart a ten-year option to purchase 10,000 shares of common stock at an exercise price of $2.96 per share, the fair market value of the common stock on that date. This option is fully exercisable. Pursuant to the Plan, an option will, to the extent exercisable on termination of a director's service, remain exercisable for a period of three months after such termination of service of a director, except that, if termination of service is due to death, disability or retirement, an option will remain exercisable for a period of one year, but never beyond the option's original term. In the event of a change in control of TROY (as discussed more fully below under the heading "Employment, Severance and Change of Control Arrangements"), these options remain fully exercisable for the remainder of their respective terms.

Compensation Committee Interlocks and Insider Participation

        Gene A. Bier and Lambert Gerhart serve as members of the Compensation Committee. No interlocking relationship exists between your Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Executive Officers of the Registrant

        Names of the Executive Officers and certain biographical information about the executive officers are set forth below.

Name	Age	Business Experience and Education
Patrick J. Dirk	64	•	Please see information contained in "Information About Nominees" above.
Brian P. Dirk	39	•	Please see information contained in "Information About Nominees" above.
James W. Klingler	56	•	Vice President-Finance and Chief Financial Officer on January 14, 2002.
		•	Senior Vice President, Business Operations and Chief Financial Officer of Trinagy, Inc., a software company that has been merged into Hewlett-Packard Company from February 2001 to November 2001.
		•	Vice President, Finance and Administration of Triconex Corporation, a supplier of products, systems and services for safety, critical control and turbomachinery applications and a subsidiary of Invensys plc, from February 1999 to February 2001.
		•	Vice President and Chief Financial Officer of Wilshire Technologies Inc., a company that manufactures polyurethane products, from October 1994 to February 1999.

Security Ownership of
Certain Beneficial Owners and Management

        The following table sets forth certain information as of February 19, 2004, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the Summary Compensation Table on page 8, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California 92705. The percentage of common stock beneficially owned is based on 10,642,677 shares outstanding as of February 19, 2004.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Right To Acquire Beneficial Ownership within 60 days of February 19, 2004	Total		Percentage Beneficially Owned(1)(2)
5% Stockholders:
Mary J. Dirk	4,762,176	(3)	—	4,762,176	(3)	44.7%
Directors and Named Executive Officers:
Patrick J. Dirk	4,762,176	(3)	—	4,762,176	(3)	44.7
Brian P. Dirk	1,541,258	(4)	99,000	1,640,258		15.3
James W. Klingler	—		40,000	40,000		*
Gene A. Bier	—		50,000	50,000		*
Stephen G. Holmes	—		28,333	28,333		*
Lambert Gerhart	—		10,000	10,000		*
All current directors and executive officers as a group (6 persons)	6,084,609		227,333	6,311,942		58.1

*
Amount represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of February 19, 2004 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Consists of (i) 4,732,319 shares held by Patrick J. and Mary J. Dirk as trustees under The Dirk Family Trust UTD March 6, 1990 and (ii) 29,857 shares held by The Dirk Foundation of which Patrick J. and Mary J. Dirk disclaim beneficial ownership of these shares.

(4)
Consists of (i) 81,967 shares held directly by Mr. Dirk, (ii) 354,467 shares held by Mr. Dirk as trustee of the Brian Dirk Trust, (iii) 917,681 shares held by Mr. Dirk as trustee of the Patrick Dirk and Mary Dirk Grantor Trust, and (iv) 187,143 shares held by Mr. Dirk as a trustee of the Dirk 1998 Alaska Trust. Mr. Dirk disclaims beneficial ownership of the shares held by the Dirk 1998 Alaska Trust, except to the extent he has a pecuniary interest in the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholder complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2003, except Mr. Patrick J. Dirk, Mrs. Mary J. Dirk, Mr. Brian P. Dirk and the Dirk Family Trust each filed a late Form 4 that disclosed one transaction and a late Form 5 for fiscal year 2003 that disclosed one transaction.

Report of the Audit Committee

        The Audit Committee operates under a written charter adopted by your Board of Directors. A copy of the Audit Committee Charter is included as Appendix A in this Proxy Statement. All members of the Audit Committee meet the independence standards established by the Nasdaq Stock Market.

        The Audit Committee assists your Board in fulfilling its responsibility to oversee management's implementation of TROY's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with TROY's management and independent auditor. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

        The Audit Committee met privately with the independent auditor, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent auditor its independence from TROY and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the auditor's independence.

        In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in TROY's Annual Report on Form 10-K for the year ended November 30, 2003, for filing with the Securities and Exchange Commission.

  Respectfully submitted on February 10, 2004, by the members of the Audit Committee of your Board:

    Stephen G. Holmes, Chairman
    Gene A. Bier
    Lambert Gerhart

Principal Accountant Fees and Services

        The Audit Committee, which is composed entirely of non-employee independent directors, has selected McGladrey & Pullen LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year 2004. Your Board has endorsed this appointment. Your Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of TROY and its stockholders. McGladrey & Pullen LLP previously audited our consolidated financial statements and during the two fiscal years ended November 30, 2003. Representatives of McGladrey & Pullen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Changes in Accountants

        On May 31, 2002, our Audit Committee approved a change in auditors and our Board of Directors ratified the Audit Committee's dismissal of McGladrey & Pullen LLP. We entered into a formal engagement letter with KPMG LLP to serve as our independent public accountants on July 5, 2002.

        On January 13, 2003, our Audit Committee again approved a change in auditors and our Board of Directors ratified the Audit Committee's dismissal of KPMG LLP as our independent public accountants. We entered into a formal engagement letter with McGladrey & Pullen LLP to serve as our independent public accountants on February 3, 2003.

        The information required by Item 304(a) of Regulation S-K regarding these changes in our accountants has been previously reported on Forms 8-K filed on June 4, 2002, July 9, 2002, January 21, 2003 and February 7, 2003.

Disagreements or Reportable Events

        During our fiscal years ended November 30, 2001 and 2000 and the subsequent interim period through May 28, 2002, the date we dismissed McGladrey and Pullen LLP, there were no disagreements between us and McGladrey & Pullen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        During the period from July 5, 2002 through January 13, 2003, the date we dismissed KPMG LLP, except as set forth in the paragraphs below, there were no disagreements between us and KPMG LLP on any matter of accounting principles or practices, or financial statement disclosure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        On October 15, 2002, we issued a press release announcing that the filing of our Form 10-Q for the fiscal quarter ended August 31, 2002 would be delayed. We had conducted physical inventory counts and discovered certain inventory adjustments. We delayed the filing of our Form 10-Q for the fiscal quarter ended August 31, 2002 in order to give us sufficient time to review the causes of such inventory adjustments and to determine if any of the financial statements for prior periods would need to be restated.

        At the time of their dismissal, KPMG LLP had not completed their review of the procedures and methodology used by us in our review of the inventory adjustments in order to determine the final amount of the adjustments and which prior periods would need to be restated. Because these adjustments pertained to periods in which McGladrey & Pullen LLP served as our independent auditors, our procedures and methodology needed to be reviewed by McGladrey & Pullen LLP. KPMG LLP had previously advised us that the adjustments could have a material impact on the financial statements for the first and second quarters of fiscal 2002 and fiscal 2001.

        KPMG LLP had also expressed a concern regarding material weaknesses in our inventory accounting controls. Since that time, we have implemented a number of corrective measures that we believe addresses these concerns.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for us by McGladrey & Pullen LLP and its affiliated entity, RSM McGladrey, Inc., for the years ended November 30, 2003 and 2002, were as follows:

Services Provided	2003	2002
Audit Fees	$441,000	$426,000
Tax Fees	92,000	78,000
All Other Fees	10,000	38,000

Total	$543,000	$542,000

        Audit Fees.    The aggregate fees billed for the years ended November 30, 2003 and 2002 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

        Audit Related Fees.    There were no fees billed for the years ended November 30, 2003 and 2002 for the audit or review of our financial statement that are not reported under Audit Fees.

        Tax Fees.    The aggregate fees billed for the years ended November 30, 2003 and 2002 were for professional services for tax compliance, tax advice and tax planning. These services include preparation of original and amended tax returns and advice regarding our international operations.

        All Other Fees.    The aggregate fees billed for the years ended November 30, 2003 and 2002 were for services other than the services described above. These services include executive compensation analysis in fiscal year 2003 and analysis of fair value assumptions for acquired companies in fiscal year 2002.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by McGladrey & Pullen LLP and RSM McGladrey, Inc. and the estimated fees related to these services.

        During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

        Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Executive Compensation

Summary Compensation Table

        The following table sets forth compensation for services rendered in all capacities to us for the three fiscal years ended November 30, 2003 for our Chief Executive Officer and the two other most highly compensated executive officers as of November 30, 2003 whose total annual salary and bonus for fiscal 2003 exceeded $100,000, whom we refer to as the named executive officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options(#)	All Other Compensation ($)(1)
Patrick J. Dirk Chairman of the Board and Chief Executive Officer	2003 2002 2001	350,000 348,000 265,000	— — —	— — —	6,000 6,000 5,100
Brian P. Dirk Vice Chairman of the Board and Senior Vice President, Corporate Development	2003 2002 2001	215,000 214,000 175,000	35,000 — —	— 100,000 50,000	6,000 6,000 4,797
James W. Klingler Vice President—Finance and Chief Financial Officer	2003 2002 2001	180,000 152,000 —	35,000 — —	— 80,000 —	6,000 3,738 —

(1)
Amounts represent matching contributions made under TROY Group's 401(k) Plan.

Employment, Severance and Change of Control Arrangements.

        Under our 1998 Stock Incentive Plan, if a "change in control" of TROY occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all options that have been outstanding at least three months will become immediately exercisable for the remainder of their terms, regardless of whether the participants to whom such options have been granted remain the employ or service of TROY or any subsidiary. Under the terms of their respective option agreements, all of the options granted to our executive officers will be subject to such accelerated vesting upon a change in control.

        In addition, upon a change in control, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the options. The acceleration of the exercisability of options under the Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

        The Plan also provides that if a "change in control" of TROY occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

  •
  all stock appreciation rights that have been outstanding at least three months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of TROY or any subsidiary;

  •
  all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

  •
  all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and reflected in the award agreement.

        Under the Plan, a "change in control" will include any of the following:

  •
  the sale or other disposition of substantially all of our assets;

  •
  the approval by our stockholders of a Plan or proposal for the liquidation or dissolution of TROY;

  •
  a merger or consolidation to which we are a party if our stockholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities unless such transaction was approved in advance by the "continuity directors," which are the directors as of the effective date of the Plan or any persons who subsequently become directors and whose election or nomination was approved by a majority vote of the continuity directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities, regardless of any approval by the continuity directors;

  •
  any person becoming, after the effective date of the Plan, the beneficial owner of (A) 20% or more, but less than 50%, of the combined voting power of our outstanding securities, unless the transaction was approved in advance by the continuity directors, or (B) 50% or more of the combined voting power of our outstanding securities, regardless of any approval by the continuity directors; or

  •
  the continuity directors cease for any reason to constitute at least a majority of your Board.

        Notwithstanding anything in the foregoing to the contrary, no change in control will be deemed to have occurred for purposes of the Plan by virtue of certain transfers among the members of Patrick J. Dirk's family or family trusts.

Indebtedness of Management.

        We entered into a split dollar life insurance arrangement whereby we paid the underlying life insurance premiums on policies covering Patrick J. Dirk and his spouse as a condition of Mr. Dirk's continued employment with us. Pursuant to this arrangement, we made quarterly payments of $100,000 for a $23 million dollar policy, and quarterly payments of $8,750 for a $7 million policy. We have an unsecured receivable from Mr. Dirk's heirs for the return of the premiums paid under these policies. We expect to recover all split-dollar premiums paid by us from the policies or the owners of the policies. Mr. Dirk's heirs, including Brian P. Dirk who is a director and one of our executive officers, are third-party beneficiaries of these policies. In addition, in 1999, we entered into a split dollar insurance arrangement whereby we paid the underlying life insurance premiums on a policy covering Patrick J. Dirk whose spouse is the beneficiary. Pursuant to this arrangement, we made quarterly payments of $32,000 for a $2 million face amount policy which carries a death benefit of $8 million and semi-annual payments of $10,850 for a $1 million policy. In November 2003, the $2 million policy was returned to us by Mr. Dirk under the terms of the arrangement. We cancelled the policy and wrote off the associated receivable of $168,000 to expense. The Sarbanes-Oxley Act of 2002 prohibits extensions of credit in the form of a personal loan to certain insiders after July 29, 2002. As a result, since July 29, 2002 we have not funded the annual premium payments on the policies. If the SEC issues new regulations or other guidance that causes us to reevaluate our position, we may demand payment on the unsecured receivable and terminate our participation in these arrangements. At November 30, 2003, we recorded $1,903,000 as an asset that represents the policy premiums paid to date.

Certain Transactions

        Prior to April 1998, TROY and its subsidiary, Troy Group Systems International, were 100% beneficially owned by Patrick J. and Mary J. Dirk as trustees under The Dirk Family Trust UTD March 6, 1990, the trustees of The Dirk 1997 Education Trust, the trustees of the Dirk 1998 Alaska Trust, Brian P. Dirk and Patrick J. Dirk's other three children. For convenience, we refer to each of these individuals and trusts collectively as the Dirk stockholders.

        We lease a total of 77,000 square feet at our West Virginia facility from Dirk Investments, Inc. Dirk Investments is wholly-owned by the Dirk stockholders. This lease expires on March 31, 2008 and is automatically renewable for successive six-year terms unless either party gives notice to cancel. It provides for rent, of approximately $23,800 per month, which can be increased up to 6% per year. Total rental payments made by us under this lease for the fiscal year ended November 30, 2003 were approximately $279,000.

        See "Executive Compensation—Indebtedness of Management" regarding certain life insurance arrangements.

Report of the Compensation Committee
of the Board of Directors on Executive Compensation

        The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to your Board of Directors concerning compensation paid to TROY executive officers, directors and certain key employees. Compensation paid to these individuals is reviewed and set annually by the Compensation Committee to coincide with TROY's fiscal year. The Compensation Committee is currently composed of two independent directors who meet the independent standards established by the Nasdaq Stock Market.

        The Compensation Committee also administers TROY's stock-based compensation plans, including TROY's 1998 Stock Incentive Plan, which allows the Compensation Committee to grant incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses to eligible key employees, officers, directors and consultants.

Compensation Philosophy and Objectives.

        The overall philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at both the individual and company level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for TROY's executive compensation program:

  •
  Encourage the achievement of desired individual and company performance goals by rewarding such achievements.

  •
  Provide a program of compensation that is competitive with comparable companies to enable TROY to attract and retain key executive talent.

  •
  Align the interests of TROY's executives with the interests of TROY's stockholders by linking compensation to company performance and ensuring that TROY's executives have opportunities for long-term stock ownership.

        In making our recommendations to your Board of Directors, the Compensation Committee considers factors such as company performance, both in isolation and in comparison to companies of comparable profitability, complexity and size; the individual performance of each executive officer; our historical compensation levels; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent that TROY desires. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

Executive Compensation Program Components.

        TROY's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors.

        Since the date of TROY's initial public offering, the Compensation Committee has established an executive compensation program consisting of base salary, annual cash bonus compensation, long-term incentive opportunities under the 1998 Plan and other benefits. Each element of this compensation program is discussed in greater detail below.

        Base Salary.    Each executive officer's base salary is determined annually by the Compensation Committee and ratified by your Board of Directors after considering the compensation levels of executives at comparable companies in our industry, the potential impact of the individual on company performance, the level of skill, responsibility and experience required by the individual's position and the other factors described above. In evaluating comparable company compensation, the Compensation Committee places particular emphasis on data for companies with revenues similar to our forecasted revenues for the relevant fiscal year.

        Annual Cash Bonuses.    The Compensation Committee utilizes annual cash bonuses to provide a direct financial incentive to TROY's executive officers. Under the executive officer bonus program administered by the Compensation Committee, each executive is eligible to receive a bonus, subject to achievement of specified company goals and overall revenues and profitability of TROY.

        Long-Term Incentive Compensation.    The Compensation Committee makes long-term incentive compensation available to TROY's executive officers through its administration of the 1998 Plan, as discussed above. From time to time the Compensation Committee evaluates equity ownership by TROY's executive officers and may grant stock-based compensation under the 1998 Plan in order to reward such executives for their contributions to achievement of company objectives and to further align their interests with those of our stockholders. During fiscal 2003, no stock options were granted to the executive officers.

        Other Benefits.    In addition to the compensation described above, our executive officers receive benefits under our insurance, 401(k) and employee stock purchase plans, each of which is generally available to our other employees. TROY also compensates two of its executive officers for automobile expense.

        Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986 limits TROY's ability to deduct certain compensation in excess of $1 million paid to its chief executive officer and each of its four other most highly compensated executives. In 2003, TROY did not pay "compensation" within the meaning of Section 162(m) in excess of $1 million to its executive officers, and it does not believe that it will do so in the near future. As a result, the Compensation Committee has not established a policy for qualifying compensation paid to TROY's executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

Compensation of Chief Executive Officer

        Pursuant to the recommendation of the Compensation Committee, Mr. Dirk received an annual base salary of $350,000 for fiscal year 2003. The Compensation Committee determined Mr. Dirk's compensation based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies.

  Respectfully submitted on February 25, 2004, by the members of the Compensation Committee of your Board:

    Gene A. Bier, Chairman
    Lambert Gerhart

Stock Price Performance Graph

        The stock performance graph below shows how an initial investment of $100 in our common stock would have compared to an equal investment in the Nasdaq Market Index and an industry index based on Standard Industrial Code 3570-3579 (Computer and Office Equipment) during the period from our initial public offering on July 21, 1999 to November 30, 2003. It includes reinvestment of all dividends that an investor would be entitled to receive.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TROY GROUP, INC.
NASDAQ MARKET INDEX (U.S. COS.) AND PEER GROUP INDEX

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

COMPANY/INDEX/MARKET	7/21/1999	11/30/1999	5/31/2000	11/30/2000	5/31/2001	11/30/2001	5/31/2002	11/29/2002	5/30/2003	11/28/2003
Troy Group, Inc.	100.00	184.86	132.14	66.10	58.60	49.30	61.43	26.14	38.43	42.86
NASDAQ US Only	100.00	120.60	122.20	93.50	75.80	69.60	59.70	54.28	58.15	72.59
Computer & Office Equipment	100.00	139.00	152.50	112.50	69.20	66.40	51.54	51.77	56.16	66.96

Stockholder Proposals for the 2005 Annual Meeting

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2005 Annual Meeting of Stockholder, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 4, 2004. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in the Company's proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder's notice no later than January 18, 2005. The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the Securities and Exchange Commission. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

        You may obtain a copy of the current rules for submitting stockholder proposals from the Securities and Exchange Commission at:

  U.S. Securities and Exchange Commission
  Division of Corporation Finance
  450 Fifth Street, N.W.
  Washington, DC 20549

        or through the Commission's Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

Other Matters

        Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Patrick J. Dirk Chairman of the Board and Chief Executive Officer
Santa Ana, California March 4, 2004

        TROY's 2003 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to TROY at 2331 South Pullman Street, Santa Ana, California 92705, Attention: James W. Klingler. The request must include a representation by the stockholder that as of February 19, 2004, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

TROY GROUP, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of TROY Group, Inc. (the "Company") is to:

        1.     assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's independent auditor;

        2.     be directly responsible, in its capacity as a committee of the Board, for the oversight of the work of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

        3.     assist the Board in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

        4.     prepare the Committee report that Securities and Exchange Commission ("SEC") rules require be included in the Company's annual proxy statement;

        5.     assist the Board in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

        6.     perform such other duties and responsibilities enumerated in and consistent with this Charter.

        The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES

Committee Authority

        The Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

Membership and Appointment

        The Committee shall comprise not fewer than three members of the Board, as shall be appointed from time to time by the Board based on recommendations from the Nominating and Corporate Governance Committee, if any. The Chairperson shall be independent.

Removal

        The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation).

        If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

        A chairperson of the Committee (the "Chairperson") may be designated by the Board. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management, employees and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Qualifications

        Each member shall either meet the categorical standards for "independence" established by the Board or in the absence of such test, the Board shall make a determination as to whether or not each Director qualifies as independent within the meaning of any applicable law or any listing standard or rule established by the Nasdaq Stock Market ("Nasdaq"). Each member of the Committee shall also meet any additional independence or experience requirements as may be established from time to time by Nasdaq and the SEC. The Board shall endeavor to appoint at least one member to the Committee who is a "financial expert" as defined by the SEC.

Delegation

        The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have the power and authority of the Committee to grant preapprovals of auditing and non-audit services by the independent auditor. Any decision of a subcommittee to whom authority is delegated to preapprove an activity shall be presented to the Committee at each of its scheduled meetings. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Authority to Retain and Terminate Advisers

        The Committee shall have the power and authority, at the Company's expense, to retain, terminate and compensate independent counsel and other advisers, as it determines necessary to carry out its duties.

Annual Performance Evaluation

        The Committee shall perform an annual performance evaluation of the Committee and assessment of the Audit Committee Charter and, to the extent the Committee so determines, make recommendations to the Board for changes or modifications to the Audit Committee Charter.

DUTIES AND RESPONSIBILITIES

        The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

With respect to the independent auditor:

        1.     The Committee, or a subcommittee to which the Committee shall have delegated its authority for this purpose, shall approve the provision of all auditing and non-audit services by the independent auditor to the Company and its subsidiaries in advance of the provision of those services and shall also approve the fees and terms of all non-audit services provided by the independent auditor.

        2.     In connection with the Committee's approval of non-audit services, the Committee shall consider whether the independent auditor's performance of any non-audit services is compatible with the independent auditor's independence.

        3.     At least annually, the Committee shall obtain and review a report by the independent auditor describing:

    (a)
    the independent auditor's internal quality-control procedures;

    (b)
    any material issues raised by the most recent internal quality control review or peer review of the independent auditor's firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor's firm, and the steps taken to deal with those issues; and

    (c)
    all relationships between the independent auditor and the Company, in order to assess the auditor's independence.

        4.     The Committee shall review the report by the independent auditor, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

    (a)
    all critical accounting policies and practices to be used;

    (b)
    alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    (c)
    any other material written communications between the independent auditor and the Company's management.

With respect to the Company's financial statements:

        5.     The Committee shall discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor, if any, and the independent auditor, including the Company's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports filed with the SEC.

        6.     The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        7.     In connection with its review of the Company's financial statements, the Committee shall review and discuss with management, the internal auditor, if any, and the independent auditor the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditor's judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting.

        8.     The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor, if any, and the external auditor prior to filing of the Company's Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

        9.     Based on its review and discussions with management, the internal auditor, if any, and the independent auditor, the Committee shall recommend to the Board whether the Company's financial statements should be included in the Company's Annual Report on Form 10-K.

        10.   The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Company's proxy statement for the annual general meeting of shareholders.

        11.   The Committee shall generally discuss earnings press releases, if any, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

With respect to periodic reviews and reports:

        12.   Periodically, the Committee shall meet separately with each of management, internal auditors, if any, and the independent auditor.

        13.   The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

        14.   The Committee shall discuss the Company's policies with respect to risk assessment and risk management.

        15.   Periodically, the Committee shall review with management, the internal auditor, if any, and the independent auditor the adequacy and effectiveness of the Company's systems and controls for monitoring and managing legal and regulatory compliance. The Committee shall also periodically review the Company's policies and procedures regarding compliance with the Company's Code of Ethics and Business Conduct for Employees, Officers and Directors.

        16.   The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or the performance of the independent audit function.

With respect to other matters:

        17.   The Committee shall establish procedures for:

    (a)
    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

    (b)
    the confidential, anonymous submission by the Company's employees of concerns regarding accounting or auditing matters.

        18.   The Committee shall establish the Company's hiring policies for employees or former employees of the Company's independent auditor.

AMENDMENT

        This Charter and any provision contained herein may be amended or repealed by the Board.

\/    DETACH PROXY CARD HERE    \/

ANNUAL MEETING OF STOCKHOLDERS

March 29, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Patrick J. Dirk and Brian P. Dirk, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of TROY Group, Inc. held of record by the undersigned on February 19, 2004, at the Annual Meeting of Stockholders to be held on March 29, 2004, or any postponements or adjournments thereof.

(Continued on reverse side)

\/    DETACH PROXY CARD HERE    \/

  ☒ Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

Patrick J. Dirk	Brian P. Dirk	Stephen G. Holmes
Gene A. Bier	Lambert Gerhart
2.
In their discretion, the Proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated:	, 2004
Signature
Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

TABLE OF CONTENTS
Information Concerning Voting and Solicitation
Proposal 1 Election of Directors
Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Report of the Audit Committee
Principal Accountant Fees and Services
Executive Compensation
Report of the Compensation Committee of the Board of Directors on Executive Compensation
Stock Price Performance Graph
Stockholder Proposals for the 2005 Annual Meeting
Other Matters
TROY GROUP, INC. AUDIT COMMITTEE CHARTER